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                                                                EXHIBIT 10.14(a)


                            FIRST AMENDMENT TO LEASE


     THIS FIRST AMENDMENT to Lease ("Amendment") is dated for reference purposes April 26, 2002 and is entered into by and between PROLOGIS CALIFORNIA I LLC ("Lessor"), and SKECHERS USA, INC. ("Lessee").


                                    RECITALS

     WHEREAS Lessor and Lessee executed that certain lease (the "Lease") dated December 1, 1997 whereby Lessor leased to Lessee those certain Premises comprised of approximately 127,799 square feet commonly known as Ontario Distribution Center #4, 1661 S. Vintage Avenue, Ontario CA 91761 (the "Premises"), and capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease.

     WHEREAS Lessee and Lessor desire to amend the Lease pursuant to this First Amendment to Lease.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to amend the Lease as follows:

     1. Term: Pursuant to Section 3 of the Original Lease, the Term shall be extended for five (5) years commencing on December 1, 2002 and ending on November 30, 2007.

     2. Base Rent: Pursuant to Section 4 of the Original Lease, the new Base Rent shall be in accordance with the following schedule:

               Period                        Monthly Base Rent
               Months 1 - 60                 $37,701

     3. Option to Extend: Lessee shall have one (1) five (5) year Option to Extend the Lease pursuant to the same terms and conditions as the Second Option outlined in Paragraph 39.4 of the Original Lease.

     4. Tenant Improvements: Lessor, at Lessor's sole cost and expense, shall perform the following improvements which shall commence at execution of the First Amendment to Lease: a) replace carpet in the north office pod with comparable carpet to the south office pod; b) seal coat the parking lot; c) re-stripe the parking lot and truck court; d) service the windows and repair any leaks; and e) HVAC units are currently in good condition, however, should any of the units need to be replaced during the Term, Lessor shall amortize the cost over the useful life and Lessee shall pay the prorated amount for as long as they occupy the building.

     5. Other Terms & Conditions: Except as expressly amended by this First Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have signed this FIRST Amendment to Lease as of the day and year first above written.


     LESSOR                                             LESSEE

     PROLOGIS CALIFORNIA I LLC                          SKECHERS USA, INC.
     BY PROLOGIS TRUST, ITS MANAGING MEMBER

     By   /S/ Ned K. Anderson                           By D. Weinberg
        --------------------------                         --------------------
     Name:   Ned K. Anderson                            Name:  /s/ D. Weinberg
                                                              -----------------
     Title:  Managing Director                          Title:   CFO
                                                                ---------------
     Date:   4/25/02                                    Date:    4-18-02
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